Exhibit 5.1

August 6, 2003

Lionbridge Technologies, Inc.

950 Winter Street, Suite 2410

Waltham, Massachusetts 02451

RE:	Registration Statement on Form S-3 (File No. 333-106693)

Ladies and Gentlemen:

This opinion relates to an aggregate of 10,350,000 shares of common stock, par value $.01 per share (“common stock”), of Lionbridge Technologies, Inc. (the “Company”), which are the subject matter of a Registration Statement on Form S-3 as filed with the Securities and Exchange Commission (the “Commission”) on July 1, 2003, as amended (the “Registration Statement”).

The 10,350,000 shares of common stock covered by the Registration Statement consist of 9,000,000 shares being sold by the Company and 1,040,000 shares and 310,000 shares subject to an over-allotment option granted by the Company and certain stockholders of the Company (the “Selling Stockholders”), respectively, to the underwriters named in the prospectus (the “Prospectus”) incorporated by reference in the Registration Statement. Such shares, together with any shares of common stock which may be registered under a registration statement related to the offering contemplated by the Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended (a “462(b) Registration Statement”), are collectively referred to herein as the “Shares.”

Based upon such investigation as we have deemed necessary, we are of the opinion that when the Shares to be issued and sold by the Company pursuant to the Prospectus have been issued and paid for in accordance with the terms described in the Prospectus, such Shares to be issued and sold by the Company, will have been validly issued and will be fully paid and nonassessable. Further, we are of the opinion that the Shares to be sold by the Selling Stockholders pursuant to the Prospectus are validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and any 462(b) Registration Statement and to the reference to our firm in the Prospectus under the caption “Legal Matters.”

This opinion replaces and supercedes our firm’s opinion dated July 21, 2003.

Very truly yours,

/s/ TESTA, HURWITZ & THIBEAULT, LLP

TESTA, HURWITZ & THIBEAULT, LLP